Exhibit 10.2

OMNIBUS AGREEMENT

This Omnibus Agreement (this "Agreement") is dated as of June 11, 2008 by and among TD Marine, LLC, a Delaware limited liability company ("TD Marine"), James E. Davison, an individual ("James Davison"), Steven K. Davison, an individual ("Steve Davison"), Todd A. Davison, an individual ("Todd Davison" and, together with TD Marine, James Davison and Steve Davison, the "Davison Parties"), on the one hand, and Genesis Energy, L.P., a Delaware limited partnership ("Parent"), and Genesis Marine Investments, LLC, a Delaware limited liability company ("Genesis Marine" and, together with Parent, the "Genesis Parties"), on the other hand.

INTRODUCTION

1.            Grifco Transportation, Ltd., a Texas limited partnership ("Grifco"), and certain of its affiliates, collectively, have developed a private barge transportation business, which they desire to sell.

2.            Parent has developed a substantial public business that operates primarily in the hydrocarbon transportation, refinery services, industrial gases, and supply and logistics services (relating primarily to hydrocarbons and related by-products) sectors.

3.            Affiliates of TD Marine have substantial and diversified business interests, including some relating to the energy sector.

4.            Parent and TD Marine believe the business of Grifco and its affiliates and the businesses and interests of Parent, TD Marine and their affiliates are complementary and the value of the business of Grifco and its affiliates could be enhanced by continuing to grow it and by associating it with such other businesses and interests.

5.            To achieve such an association and the related benefits, Parent and TD Marine desire to invest in such business through a jointly owned company that will acquire such business from Grifco and its affiliates.

6.            Consequently, directly and/or through affiliates, Grifco, Parent and TD Marine entered into an arrangement pursuant to which Parent and TD Marine, effectively, will form a jointly owned company—comprised of three entities—that will acquire, own and operate the business of Grifco and its affiliates, with TD Marine owning an aggregate 51% economic interest in the jointly owned company and controlling it, and Parent owning an aggregate 49% economic interest in the jointly owned company.

7.            Pursuant to (x) that certain Contribution and Sale Agreement, dated as of even date herewith (the "Contribution Agreement"), by and among Parent, Genesis Marine and Grifco and certain of its affiliates and (y) this Agreement, the following, among other things, will occur:

a.	immediately before the closing contemplated by the Contribution Agreement:

i.	Grifco will form DG JV, LLC, a Delaware limited liability company ("DG JV"), which initially will be wholly-owned by Grifco and its affiliates;

ii.	Grifco will cause DG JV to form DG Marine Holdings, LLC, a Delaware limited liability company ("Marine Holdings"), which initially will be owned 75.00% by DG JV and 25.00% by Grifco;

iii.
Grifco will cause Marine Holdings to form DG Marine Transportation, LLC, a Delaware limited liability company ("Marine Transportation"), which initially will be owned 52.50% by Marine Holdings and 47.50% by Grifco;

iv.	Grifco and certain of its affiliates will transfer all or substantially all of their operating assets to Marine Transportation; and

b.	concurrent with such closing,

i.	Grifco and its affiliates will sell, transfer and convey 90.67% of the membership interests in DG JV to TD Marine in exchange for $25,500,000 in cash;

ii.
Grifco will contribute the following interests (the "Genesis Transferred Interests") to Parent in exchange for $24,500,000, comprised of $7,833,333 in cash and $16,666,667 in the form of a specified number of Parent's newly issued common units (the "Grifco Units"), valued at a price per unit equal to the five day trading average of such units ending with the second day following the closing:

(x)            9.33% of all the membership interests in DG JV;

(y)           25.00% of all the membership interest in Marine Holdings; and

(z)           17.50% of all the membership interest in Marine Transportation (with the balance of such membership interest being owned by Grifco (30.00%) and Marine Holdings (52.50%));

iii.	Parent will contribute the Genesis Transferred Interests to Genesis OLP, which will then contribute such Genesis Transferred Interests to Genesis Marine;

iv.	Marine Transportation redeemed all of its membership interest held by Grifco (30.00%), resulting in Marine Transportation being owned 75.00% by Marine Holdings and 25.00% by Genesis Marine;

v.
TD Marine, Grifco, Genesis Marine and certain of their affiliates will execute the limited liability company agreement of DG JV (the "DG JV LLC Agreement") to acknowledge their rights and obligations as members of DG JV and to allow Grifco, Parent and Genesis OLP to transfer their interests in DG JV as contemplated by that agreement and to release such transferring parties from any and all obligations under that agreement, resulting in TD Marine and Genesis Marine being the sole remaining members of DG JV and the only parties with any rights or obligations under that agreement.  Upon the execution of the DG JV LLC Agreement, the 90.67% membership interest in DG JV owned by  TD Marine will constitute Class A Membership Interests and the 9.33% membership interest in DG JV owned by Genesis Marine will constitute Class B Membership Interests under the DG JV LLC Agreement; and

vi.
Grifco, Parent, Genesis Marine and certain of their affiliates will execute the limited liability company agreement of each of Marine Holdings and Marine Transportation to acknowledge their rights and obligations as members of Marine Holdings and Marine Transportation and to allow Grifco, Parent and Genesis OLP to transfer their interests in Marine Holdings and Marine Transportation as contemplated by those agreements and to release such transferring parties from any and all obligations under that agreement, resulting in DG JV and Genesis Marine being the sole remaining members of Marine Holdings and the only parties with any rights or obligations under that agreement, and resulting in Marine Holdings and Genesis Marine being the sole remaining members of Marine Transportation and the only parties with any rights or obligations under that agreement.

8.            Parent will redeem from TD Marine (or one or more of its Affiliates) a number of Parent common units (the "Davison Units") equal to the number of the Grifco Units for $16,666,667.

9.            The parties hereto desire to enter into this Agreement to set forth their relative rights and obligations relating to the transactions contemplated hereby.

NOW, THEREFORE, the parties hereto stipulate and agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1            Definitions.  Capitalized terms used, but not defined herein, shall have the meaning ascribed to them in the Contribution Agreement.  The following terms as used in this Agreement shall have the following meanings:

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, Obligations, Taxes, liens, losses (including any diminution in value), expenses, and fees, including court costs and attorneys' fees and expenses, but excluding (except as provided in Section 9 of the Contribution Agreement) punitive exemplary, special, indirect and consequential damages.

"Affiliate" means, with respect to any relevant Person, (a) any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the relevant Person and (b) with respect to any individual, such individual's spouse and the direct descendants of such individual and such spouse who are within the second degree of kinship.  Notwithstanding the foregoing, (i) each of TD Marine and its Affiliates will be deemed not to be an Affiliate of Parent or Genesis Marine or any of their Affiliates, and vice versa and (ii) the following will be deemed to be Affiliates of TD Marine: so long as he owns (directly or indirectly) an interest in TD Marine, each of James Davison, Steve Davison and Todd Davison and each of his Affiliates.

"Agreement" shall have the meaning set forth in the Preamble.

"Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the State of Texas will not be regarded as a Business Day.

"Contribution Agreement" shall have the meaning set forth in the Preamble.

"Davison Parties" shall have the meaning set forth in the Preamble.

"Davison Units" shall have the meaning set forth in the Introduction.

"DG JV" shall have the meaning set forth in the Introduction.

"DG JV LLC Agreement" shall have the meaning set forth in the Introduction.

"Genesis Credit Facility" means a proposed senior subordinated credit facility to be entered into by DG JV, Marine Holdings, Marine Transportation, and Genesis Marine, which may be used to fund some of the jointly owned company's future growth.

"Genesis OLP" means Genesis Crude Oil, L.P., a Delaware limited partnership.

"Genesis Parties" shall have the meaning set forth in the Preamble.

"Genesis Marine" shall have the meaning set forth in the Preamble.

"Genesis Transferred Interests" shall have the meaning set forth in the Introduction.

"Governmental Authority" means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

"Grifco" shall have the meaning set forth in the Introduction.

"Grifco Units" shall have the meaning set forth in the Introduction.

 "James Davison" shall have the meaning set forth in the Preamble.

 "JV Credit Facility" means a $75,000,000 senior secured revolving credit facility to be entered into by DG JV upon the terms substantially similar to those reflected in the term sheet attached as Exhibit A, or as otherwise modified by unanimous consent of TD Marine and Parent (such consent not to be unreasonably withheld or delayed).

"Law" means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Authority, each as amended and now and hereinafter in effect.

"LLC Agreements" means the DG JV LLC Agreement and the limited liability company agreements of each of Marine Holdings and Marine Transportation.

"Marine Holdings" shall have the meaning set forth in the Introduction.

"Marine Redemption" means Marine Transportation's redemption of all of its membership interest held by Grifco (30.00%) for $30,000,000 in cash pursuant to the terms of the Marine Redemption Agreement.

"Marine Redemption Agreement" means the Redemption Agreement to be entered into by and among Grifco, Genesis Marine, Marine Holdings and Marine Transportation, pursuant to which Marine Transportation will redeem all of its membership interests held by Grifco.

"Marine Transportation" shall have the meaning set forth in the Introduction.

"Organizational Documents" means the articles of incorporation, certificate of incorporation, charter, bylaws, articles or certificate of formation, regulations, limited liability company operating agreement, certificate of limited partnership, partnership agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

"Parent" shall have the meaning set forth in the Preamble.

"Party" and collectively as the "Parties" means each of the Davison Parties and the Genesis Parties.

"Person" means an individual or entity, including any partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization or Governmental Authority.

"Redemption Price" shall have the meaning set forth in Section 2.1.

"Steve Davison" shall have the meaning set forth in the Preamble.

"TD Marine" shall have the meaning set forth in the Preamble.

"Todd Davison" shall have the meaning set forth in the Preamble.

"Transaction Agreements" means the Contribution Agreement, the Employment Agreements, the Non-Competition Agreements, the Security Agreement, the Parent Guaranty, the Acquired Assets Contribution Agreement, the Acquired Equity Interest Assignment, the Acquired Equity Interest Contribution Agreement, the Vessel Conveyance Documents, the Vessel Certificates and Reports, and all other bills of sale and contracts executed and delivered in connection with the transactions contemplated in the Contribution Agreement.

"Transaction Failure" shall have the meaning set forth in Section 5.1.

ARTICLE II.
REDEMPTION OF DAVISON UNITS

Section 2.1           Redemption of Redeemed Units.  Contemporaneously with the Closing, (i) TD Marine will (or will cause one or more of its Affiliates to) sell, assign, convey and transfer to Parent, and Parent will redeem from TD Marine (or one or more of its Affiliates), the Davison Units and all rights incident to such units for $16,666,667 in cash (the "Redemption Price"), (ii) TD Marine will deliver to Parent good and marketable title to the Davison Units free and clear of all Encumbrances (other than those arising under the Parent partnership agreement or constituting restrictions on transfer under applicable securities laws), along with unit certificates representing the Davison Units duly endorsed to Parent, and (iii) Parent will not deliver such cash Redemption Price directly to TD Marine, but instead shall deliver it to the Sellers as a portion of the Cash Consideration paid pursuant to Section 2(b) of the Contribution Agreement for the benefit and on behalf of TD Marine.  The Davison Parties hereby acknowledge and warrant that (x) neither the Davison Units, nor any interest in the Davison Units, constitutes community property or is subject to any claims of third parties, (y) TD Marine has full right and authority to transfer (or to cause its applicable Affiliates to transfer) the Davison Units to Parent and no rights, options or warrants to purchase any of the Davison Units have been granted by TD Marine (other than as specifically set forth in this Agreement), and (z) on and after the Closing Date, none of the Davison Parties nor any of their Affiliates shall have any ownership interest (direct or indirect) in the Davison Units, and that each such Person shall relinquish any and all claims to any income from or appreciation in the value of or other rights in respect of Davison Units, whether resulting from the present or future activities of Parent; provided, however, that TD Marine and any of its Affiliates who hold the TD Marine Units will be entitled to receive only a pro rata share of the distribution on the TD Marine Units attributable to the calendar quarter in which the Closing occurs, based on the number of days during such quarter in which such Persons are record holders of the TD Marine Units, and if any such Persons receive more than their pro rata share, TD Marine shall promptly pay such excess amount to Genesis Marine (or its designee), and if any such Persons receive less than their pro rata share, Genesis Marine shall promptly pay (or cause to be paid) such excess amount to TD Marine.

ARTICLE III.
COVENANTS CONCERNING THE DAVISON PARTIES

Section 3.1           Consummation of Certain Transactions.  The Davison Parties shall use their commercially reasonable best efforts to (a) assist the Genesis Parties in meeting their obligations under the Transaction Agreements, including satisfying the conditions to Closing under the Contribution Agreement, (b) at or prior to Closing, consummate the financing contemplated by the JV Credit Facility, including pledging its membership interests in DG JV and causing DG JV to pledge its assets (including DG JV's membership interests in Marine Holdings and Marine Transportation), as contemplated by the term sheet attached as Exhibit A, which may be modified by unanimous consent of TD Marine and Parent (such consent not to be unreasonably withheld or delayed), and (c) make any filings under the HSR Act that are required to consummate the transactions contemplated by the Transaction Agreements.

Section 3.2           Actions upon Closing.  Contemporaneous with the Closing, the Davison Parties shall cause TD Marine to (a) deliver $25,500,000 in cash to the Sellers as part of the Cash Consideration contemplated by the Contribution Agreement in exchange for 90.67% of the membership interest in DG JV, such $25,500,000 which will be comprised of (i) $8,833,333 in cash to be paid from TD Marine to the Sellers and (ii) the $16,666,667 in cash Redemption Price to be delivered to the Sellers by Parent on behalf of TD Marine, (b) cause Marine Transportation to pay a total of $30,000,000 to the Sellers in the Marine Redemption, (c) consummate the Redemption provided for in Section 2.1 above, (d) execute the LLC Agreement of DG JV and perform its obligations thereunder and to cause DG JV and Marine Holdings to execute the LLC Agreements of Marine Holdings and Marine Transportation and to perform their respective obligations thereunder, (e) cause DG JV and/or its Affiliates to execute the JV Credit Facility and to apply the proceeds pursuant to the terms of the DG JV LLC Agreement, and (f) cause Marine Transportation to (i) assume all of the remaining obligations of Genesis Marine under the Contribution Agreement, including the obligations to make the final purchase price payments of approximately $12,000,000 in cash for the Trinity Barges and the Jeffboat Barges and (ii) pay the costs of the Genesis Parties and TD Marine incurred in connection with the preparation, execution and performance of the Transaction Agreements.

ARTICLE IV.
COVENANTS CONCERNING THE GENESIS PARTIES

Section 4.1           Consummation of Certain Transactions.  Each of the Genesis Parties shall use its commercially reasonable best efforts to (a)  meet its obligations under the Transaction Agreements, including satisfying the conditions to Closing under the Contribution Agreement, (b) at or prior to Closing, consummate the financing contemplated by the JV Credit Facility, including pledging its membership interests in DG JV and permitting DG JV to pledge its assets (including DG JV's membership interests in Marine Holdings and Marine Transportation), as contemplated by the term sheet attached as Exhibit A, which may be modified by unanimous consent of TD Marine and Parent (such consent not to be unreasonably withheld or delayed), and (c) make any filings under the HSR Act that are required to consummate the transactions contemplated by the Transaction Agreements.

Section 4.2           Actions upon Closing.  Contemporaneous with the Closing, Parent shall (a) deliver $24,500,000 in consideration to the Sellers in exchange for 9.33% of the membership interests in DG JV, 25.00% of the membership interests in Marine Holdings and 17.5% of the membership interests in Marine Transportation, such $24,500,000 which will be comprised of (i) $16,666,667 in the form of Grifco Units and (ii) $7,833,333 in cash paid from Parent to the Sellers as part of the Cash Consideration, (b) cause Marine Transportation to pay a total of $30,000,000 to the Sellers in the Marine Redemption, (c) consummate the Redemption provided for in Section 2.1 above, (d) cause Genesis Marine to execute the LLC Agreements and perform its obligations thereunder, (e) contribute the Genesis Transferred Interests to Genesis OLP, and cause Genesis OLP  to thereafter contribute the same to Genesis Marine, and (f) assign to Marine Transportation to all of the remaining obligations of Genesis Marine under the Contribution Agreement.

Section 4.3            Tax Information.  Parent shall provide to TD Marine by January 31, 2009, the information necessary to allow each Davison Party to file the statement required by the second sentence of Treasury Regulation Section 1.751-1(b)(5).

ARTICLE V.
COVENANTS CONCERNING THE PARTIES

Section 5.1           Amendments to Transaction Agreements.  The Parties agree that neither Parent nor Genesis Marine shall cause or permit any Transaction Agreement to be amended or assigned, or waive any of its rights under any Transaction Agreement, without the prior written consent of TD Marine (which consent may not be unreasonably withheld or delayed).

Section 5.2           Failure to Consummate the Transactions.  Each of the Davison Parties and the Genesis Parties agrees that if the transactions contemplated by the Transaction Agreements are not consummated (a "Transaction Failure") as a result of:

(a)           the failure by Grifco and/or its affiliates to perform their obligations under the Transaction Agreements or any other event not attributable to the conduct of either the Davison Parties or the Genesis Parties, the Genesis Parties shall bear their own costs and those incurred by the Davison Parties in connection with the preparation, execution and performance of the Transaction Agreements,

(b)           the failure of the Genesis Parties to perform their obligations under the Transaction Agreements, or if there is any inaccuracy, violation or breach of any of the representations, warranties, covenants or agreements relating to the Genesis Parties contained in this Agreement or in any Transaction Agreement, then (i) in the event of a Transaction Failure, the Genesis Parties shall bear their own costs and shall reimburse the Davison Parties for their costs incurred in connection with the preparation, execution and performance of the Transaction Agreements, and (ii) the Genesis Parties shall RELEASE, INDEMNIFY AND HOLD HARMLESS the Davison Parties, and each of their respective directors, officers, partners, members, employees, agents, successors and assigns (including DG JV and its subsidiaries) for any Adverse Consequences actually suffered by such Person resulting from such failure by the Genesis Parties to perform their obligations under the Transaction Agreements or from any inaccuracy, violation or breach of any of the representations, warranties, covenants or agreements of the Genesis Parties contained in this Agreement or in any Transaction Agreement, and

(c)           the failure of the Davison Parties to perform their obligations under this Agreement, or if there is any inaccuracy, violation or breach of any of the representations, warranties, covenants or agreements relating to the Davison Parties contained in this Agreement, then (i) in the event of a Transaction Failure, the Davison Parties shall bear their own costs and shall reimburse the Genesis Parties for their costs incurred in connection with the preparation, execution and performance of the Transaction Agreements, and (ii) the Davison Parties shall RELEASE, INDEMNIFY AND HOLD HARMLESS the Genesis Parties, and each of their respective directors, officers, partners, members, employees, agents, successors and assigns for any Adverse Consequences actually suffered by such Person (including, to the extent applicable, any amounts paid by the Genesis Parties to the Sellers under the Transaction Agreements as a result of such Transaction Failure) resulting from such failure by the Davison Parties to perform their obligations under this Agreement or from any inaccuracy, violation or breach of any of the representations, warranties, covenants or agreements of the Davison Parties contained in this Agreement.

NO PARTY HERETO (OR ITS AFFILIATES) SHALL HAVE THE RIGHT TO INDEMNIFICATION HEREUNDER FOR ANY CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL, SPECULATIVE, TREBLE OR PUNITIVE DAMAGES (INCLUDING ANY LOSS OF EARNINGS OR PROFITS, LOSS OF REVENUE OR INCOME, COST OF CAPITAL OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY) SUFFERED BY SUCH PARTY UNLESS SUCH DAMAGES WERE INCURRED BY A THIRD PARTY AND ARE THE SUBJECT OF A CLAIM FOR WHICH A PARTY HERETO MAY OTHERWISE BE INDEMNIFIED PURSUANT HERETO.

Section 5.3           Financing and Potential Acquisitions.

(a)           Each of the Parties agrees that at or after the Closing, the Parties will use their commercially reasonable efforts to agree upon terms under which DG JV and Genesis Marine would enter into the Genesis Credit Facility.  Under the Genesis Credit Facility, Genesis Marine would have the option (but not the obligation) to make (or not to make) commitments thereunder from time to time on a financing-by-financing basis.

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES
CONCERNING THE TD MARINE

TD Marine hereby represents and warrants to each of Parent and Genesis Marine that the following statements contained in this Article VI are true and correct.

Section 6.1           Organization and Good Standing.  TD Marine is duly organized, validly existing and in good standing under the Laws of the State of Delaware.  TD Marine is duly qualified and in good standing under the Laws of each other jurisdiction that requires qualification.  TD Marine has full power and authority to carry on the business in which it is engaged, and to own and use the properties owned and used by it.  TD Marine has delivered to Parent and Genesis Marine correct and complete copies of TD Marine's Organizational Documents, as amended to date.  TD Marine is not in breach of any provision of its Organizational Documents.  There are no proposed, pending or, to TD Marine's Knowledge, threatened action (or, to TD Marine's Knowledge, basis therefor) the dissolution, liquidation, insolvency or rehabilitation of TD Marine.

Section 6.2           Authorization of Transaction.  This Agreement constitutes and, when executed, the LLC Agreements and each other Transaction Agreement to which any Davison Party is a party will constitute, the valid and legally binding obligation of such Davison Party, enforceable against such Person in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  TD Marine has received all approvals required under applicable law from its stockholders, partners or members, as the case may be, of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  No Davison Party needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or any other Person to consummate the transactions contemplated by the Transaction Agreements (except to the extent disclosed in the Contribution Agreement) to which any Davison Party is a party.

Section 6.3           Noncontravention.  Neither the execution and delivery of this Agreement, the LLC Agreements or any Transaction Agreement to which any Davison Party is a party, nor the consummation of any of the transactions contemplated hereby or thereby, shall, (A) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which any Davison Party is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel or require any notice, payment or lien under any agreement, contract, lease, license, instrument or other arrangement to which any Davison Party is a party, or by which any Davison Party is bound or to which any of its assets are subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, right to payment or other compensation or encumbrance would not, individually or in the aggregate, delay or materially affect the ability of any Davison Party to consummate the transactions contemplated by such Transaction Agreement, the LLC Agreements or this Agreement.

ARTICLE VII.
REPRESENTATIONS AND WARRANTIES
CONCERNING THE GENESIS PARTIES

Each of Parent and Genesis Marine represents and warrants to each Davison Party that the following statements contained in this Article VII are true and correct.

Section 7.1            Organization and Good Standing.  Each of the Genesis Parties is duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly qualified and in good standing under the Laws of each other jurisdiction that requires qualification.  Each of the Genesis Parties has full power and authority to carry on the business in which it is engaged, and to own and use the properties owned and used by it.  Each of the Genesis Parties has delivered to TD Marine correct and complete copies of each of the Genesis Parties' Organizational Documents, as amended to date.  None of the Genesis Parties are in breach of any provision of its Organizational Documents. There is no proposed, pending or, to the Genesis Parties' Knowledge, threatened action (or, to the Genesis Parties' Knowledge, basis therefor) the dissolution, liquidation, insolvency or rehabilitation of any Genesis Party.

Section 7.2           Authorization of Transaction. This Agreement constitutes, and when executed, the LLC Agreements and each other Transaction Agreement to which any Genesis Party is a party will constitute, the valid and legally binding obligation of such Genesis Party, enforceable against such Person in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Each of the Genesis Parties has received all approvals required under applicable law from its stockholders, board, partners or members, as the case may be, of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  None of the Genesis Parties needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or any other Person to consummate the transactions contemplated by the Transaction Agreements (except to the extent disclosed in the Contribution Agreement) to which any Genesis Party is a party.

Section 7.3           Noncontravention.  Neither the execution and delivery of this Agreement, the LLC Agreements or any Transaction Agreement to which either of the Genesis Parties is a party, nor the consummation of any of the transactions contemplated hereby or thereby, shall, (A) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which any Genesis Party are subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel or require any notice, payment or lien under any agreement, contract, lease, license, instrument or other arrangement to which any Genesis Party is a party, or by which any Genesis Party is bound or to which any of their assets are subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, right to payment or other compensation or encumbrance would not, individually or in the aggregate, delay or materially affect the ability of any Genesis Party to consummate the transactions contemplated by such Transaction Agreement, the LLC Agreements or this Agreement.

ARTICLE VIII.
MISCELLANEOUS

Section 8.1           No Third Party Beneficiaries.  Any agreement herein contained, expressed or implied, is only for the benefit of the Parties and their respective legal representatives, successors, and assigns, and such agreements will not inure to the benefit of any other Person whomsoever, it being the intention of the Parties hereto that no Person will be deemed a third party beneficiary of this Agreement.

Section 8.2           Successors.  All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors.

Section 8.3           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Section 8.4           Remedies.  Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity.  Except as expressly provided herein, nothing herein will be considered an election of remedies.

Section 8.5           Headings.  The article and Section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 8.6           Notices.  All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then three Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

If to a Davison Party:	TD Marine, LLC
207 W. Alabama
Ruston, LA 71270
Telephone:	(318) 255-2511
Fax:	(318) 255-2659

If to a Genesis Party:	Genesis Marine Investments, LLC
500 Dallas, Suite 2500
Houston, TX 77002
Telephone:	(713) 860-2500
Fax:	(713) 860-2647

(with a copy, which shall not constitute notice, to:)

Akin Gump Strauss Hauer & Feld LLP
Attn: J. Vincent Kendrick
1111 Louisiana, Suite 4400
Houston, Texas 77002
Telephone:	(713) 220-5839
Fax:	(713) 236-0822

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the addresses set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

Section 8.7           Governing Law; Venue; Service of Process; Waiver of Jury Trial.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS, PROVIDED, HOWEVER, THAT ALL REAL PROPERTY MATTERS SHALL BE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE IN WHICH SUCH PROPERTY IS LOCATED.

(a)           EACH PARTY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN HOUSTON, TEXAS, IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION MAY BE HEARD AND DETERMINED IN ANY SUCH COURT.  EACH PARTY ALSO AGREES NOT TO BRING ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT.  NOTHING IN THIS Section 8.7 WILL AFFECT THE RIGHT OF ANY PARTY TO BRING ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT.  EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION SO BROUGHT WILL BE CONCLUSIVE AND MAY BE ENFORCED BY ACTION ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED AT LAW OR IN EQUITY. EACH PARTY WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO.

(b)           EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS OF SUCH PARTY SET FORTH IN OR DESIGNATED PURSUANT TO SECTION 12(M) OR BY ANY OTHER MEANS PERMITTED BY THE LAWS OF THE STATE OF TEXAS.

(c)           THE PARTIES EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL ACTION THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP AND THAT THEY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. IN THE EVENT OF AN ACTION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY A COURT.

Section 8.8           Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party.  A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations is not a consent or waiver to or of any other breach or default in the performance by that Person of the same.  Failure on the part of a Person to complain of any act of any other Person, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 8.9           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 8.10         Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word "including" shall mean including without limitation. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. All references herein to Exhibits, Schedules, Articles, Sections or subdivisions thereof shall refer to the corresponding Exhibits, Schedules, Article, Section or subdivision thereof of this Agreement unless specific reference is made to such exhibits, articles, sections or subdivisions of another document or instrument. The terms "herein," "hereby," "hereunder," "hereof," "hereinafter," and other equivalent words refer to this Agreement in its entirety and not solely to the particular portion of the Agreement in which such word is used.  The words "shall" and "will" are used interchangeably throughout this Agreement and shall accordingly be given the same means, regardless of which word is used.  Except to the extent expressly provided to the contrary, references to a Party include its permitted successors and assigns.  Each certificate delivered pursuant to this Agreement shall be deemed a part hereof, and any representation, warranty or covenant herein referenced or affirmed in such certificate shall be treated as a representation, warranty or covenant given in the correlated Section hereof on the date of such certificate.  Additionally, any representation, warranty or covenant made in any such certificate shall be deemed to be made herein.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

Section 8.11       Entire Agreement. THIS AGREEMENT (INCLUDING THE DOCUMENTS REFERRED TO HEREIN) CONSTITUTES THE ENTIRE AGREEMENT AND UNDERSTANDING OF THE PARTIES IN RESPECT OF ITS SUBJECT MATTER AND SUPERSEDES ALL PRIOR UNDERSTANDINGS, AGREEMENTS, OR REPRESENTATIONS BY OR AMONG THE PARTIES, WRITTEN OR ORAL.

Section 8.12         Specific Performance.  Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached.  Accordingly, each Party agrees that the other Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at Law or in equity.

Section 8.13         Non-Recourse to General Partner.  Neither Parent's general partner nor any other owner of equity interests in the Genesis Parties shall be liable for the obligations of the Genesis Parties under this Agreement or any of the Transaction Agreements, including, in each case, by reason of any payment obligation imposed by governing state partnership statutes.

Section 8.14         Joint and Several Obligations.  Notwithstanding anything to the contrary in this Agreement, the covenants, agreements and obligations of, and the representations made by or attributable to each Davison Party or Genesis Party pursuant to this Agreement, including obligations to make indemnity payments, will be deemed to be made by and attributable to all Davison Parties or Genesis Parties, as the case may be, jointly and severally, and any Genesis Party or Davison Party, as the case may be, will have the right to pursue remedies against such Persons without any obligation to give notice to or pursue remedies against any other Person; provided, however, that James Davison's, Steve Davison's and Todd Davison's aggregate obligations under this Agreement shall not exceed $25,500,000.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed in counterparts.

Genesis Energy, L.P.

By:	Genesis Energy, Inc., its sole general partner

By:	/s/ Grant E. Sims
Name:	Grant E. Sims
Title:	Chief Executive Officer

Genesis Marine Investments, LLC

By:	/s/ Ross A. Benavides
Name:	Ross A. Benavides
Title:	Chief Financial Officer

TD Marine, LLC

By:	/s/ Todd A. Davison
Name:	Todd A. Davison
Title:	Chief Executive Officer

James E. Davison

/s/ James E. Davison

Steven K. Davison

/s/ Steven K. Davison

Todd A. Davison

/s/ Todd A. Davison

[Signature Page to Omnibus Agreement]